                                                                    EXHIBIT 10.6

                                SECOND AMENDMENT
                                       TO
                     LINE OF CREDIT AND TERM LOAN AGREEMENT

      THIS SECOND AMENDMENT TO LINE OF CREDIT AND TERM LOAN AGREEMENT (the "Second Amendment") dated as of the 16th day of June, 2004 (the "Effective Date"), by and between RIVIERA TOOL COMPANY, a Michigan corporation (the "Borrower"), and COMERICA BANK, a Michigan banking corporation (the "Bank");

                                   WITNESSETH:

      WHEREAS, Borrower and Bank are parties to that certain Revolving Credit Loan Agreement dated as of December 23, 2002 (as amended, the "Agreement"), under and pursuant to which Bank agreed to make certain loan and credit facilities available to Borrower, subject to and in accordance with the terms and conditions of the Agreement; and

      WHEREAS, Borrower entered into a First Amendment to Line of Credit and Term Loan Agreement as of November 24, 2003; and

      WHEREAS, Borrower and Bank desire to further amend the Agreement as herein provided;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower and Bank hereby agree as follows:

      9. The definitions of "Formula Amount," "Line of Credit Commitment," "Maturity Date" and "Termination Date" in Section 1 of the Agreement are deleted in their entirety and the following substituted therefor;

            "Formula Amount" shall mean, as of the date of any determination thereof, the sum of:

            (a) Eighty percent (80%) of Eligible Accounts Receivable (excluding Progress Payments Receivable), less than 120 days past invoice, plus;

            (b) Eighty percent (80%) of Progress Payments Receivable less than 30 days past invoice (Eligible Progress Billings are not to exceed 100% of cost and will exclude offsetting accounts payable to Special Tool Builders, as defined in the State of Michigan Special Tools Lien Act, MCL 570.541), plus;

            (c) Eighty percent (80%) of Retention Billings less than 180 days past invoice for Oxford Automotive (and/or Mercedes Benz) and Drive Automotive related to the Mercedes BR-164 and BR-251 Programs, plus;

            (d) The lesser of: (a) fifty percent (50%) of work in progress ("WIP") (calculated based on cost, net of progress payments received from any one customer) or (b) Five Million Dollars ($5,000,000). WIP will exclude: (i) inventory that has been delivered to a customer, unless a first security interest lien has been perfected in such inventory, (ii) advance billings, on a customer basis, in excess of cost, (iii) outsourced or subcontracted inventory which is (a) not in Borrower's possession or
      (b) not paid for by the Borrower, or Five Million Dollars ($5,000,000).

            "Line of Credit Commitment" shall mean Twelve Million Five Hundred Thousand Dollars ($12,500,000). Within the Line of Credit Commitment the Bank has agreed to issue Letters of Credit in an aggregate stated amount outstanding not to exceed the Letter of Credit Amount.

            "Maturity Date" shall mean the earlier to occur of (a) the date on which the Loans are accelerated pursuant to Section 8.2 or (b) (i) with respect to the Term Loan, December 1, 2007, and (ii) with respect to the Capital Equipment Loan, the Termination Date, unless the Borrower elects to convert the Capital Equipment Loan to a term loan, in which case it shall be forty-eight (48) months from the Conversion Date.

            "Termination Date" shall mean the earlier to occur of: (a) the date on which the Commitments are terminated pursuant to Section 8.2 or (b) (i) with respect to the Revolving Credit Commitment, December 1, 2006, and
      (ii) with respect to the Capital Equipment Commitment, the earlier to occur of: (x) the Conversion Date or (y) September 1, 2004.

      10. The following definitions of "Capital Equipment Commitment," Capital Equipment Commitment Amount," "Capital Equipment Loan," "Capital Equipment Note," "Commitments," "Conversion Amount" and "Conversion Date" are hereby added to the Agreement:

      "Capital Equipment Commitment" shall mean the commitment of the Bank to make Capital Equipment Loans.

      "Capital Equipment Commitment Amount" shall mean, in the aggregate, Five Hundred Thousand Dollars ($500,000). The amount available to be advanced automatically reduces by amounts previously advanced.

      "Capital Equipment Loan" shall mean any Borrowing under Section 2.1 evidenced by the Capital Equipment Note.

      "Capital Equipment Note" shall mean any promissory note of the Borrower evidencing the Capital Equipment Loan in substantially the form of Exhibit B attached to this Second Amendment, as amended or modified from time to time and together with any promissory note or notes in exchange or replacement therefor.

      "Commitments" shall mean the Line of Credit Commitment, the Capital Equipment Commitment, and the Term Loan Commitment.

      "Conversion Amount" shall mean the principal amount outstanding on the Capital Equipment Loan as of the Conversion Date, which amount converts to a term loan as provided in Section 2.16.

      "Conversion Date" shall mean the date the principal amount outstanding on the Capital Equipment Loan converts to a term loan pursuant to Section
      2.16 of the Agreement, but not later than September 1, 2004.

      11. The definitions of "Guarantors" and "Guaranty" in Section 1 of the Agreement are deleted as are any and all terms and conditions referencing a Guarantor or Guaranty.

      12. Section 2.1 of the Agreement is deleted in its entirety and the following substituted therefor:

      2.1 Loans. Subject to the terms and conditions of this Agreement, Borrower may request, and upon such request the Bank shall make Loans to Borrower, as follows:

            (a) in the case of the Line of Credit, such amounts as are requested by Borrower from time to time, not to exceed, in aggregate amount at any time outstanding, the Line of Credit Maximum; and

            (b) in the case of the Term Loan, in an advance on the date of the Agreement, not to exceed the Term Loan Commitment; and

            (c) in the case of the Capital Equipment Loan, such amounts as are requested by the Borrower from time to time, not to exceed, in aggregate, the Capital Equipment Commitment Amount.

      13.   The following Section 2.3(g) is hereby added to the Agreement:

                  (g) with respect to any Request for Loan relating to the Capital Equipment Loan, upon the making of the advance requested by such Request for Loan, the indebtedness outstanding under the Capital Equipment Commitment shall not exceed the Capital Equipment Commitment Amount.

      2.4   Notes. The Line of Credit shall be evidenced by the Line of Credit
      Note in the form attached as Exhibit A to this Second Amendment executed by Borrower; the Capital Equipment Loan shall be evidenced by the Capital Equipment Note in the form attached as Exhibit B to this Second Amendment executed by Borrower; and the Term Loan shall be evidenced by the Term
      Note in the form of Exhibit C to the Agreement executed by Borrower.

      14.   The following Section 2.5(d) is hereby added to the Agreement:

                  (d) In the event Borrower elects to convert the Capital Equipment Loan to a term loan, the Borrower shall pay to the Bank the principal amount outstanding of the Capital Equipment Loan, unless sooner accelerated pursuant to the terms of this Agreement, in not more than forty-eight (48) equal monthly installments of principal plus accrued interest on the first day of each consecutive calendar month, beginning on the first day of the month following the Conversion Date. All outstanding principal and accrued interest shall be due and payable on the Maturity Date.

      15.   The following Sections 2.16 and 2.17 are hereby added to the
Agreement:

      2.16  Termination, Reduction or Conversion of Capital Equipment
      Commitment.

            (a) Capital Equipment Commitment. The maximum aggregate amount available to the Borrower under the Capital Equipment Commitment is Five Hundred Thousand Dollars ($500,000). The Capital Equipment Commitment is not a revolving commitment. Amounts advanced by the Bank and subsequently repaid may not be reborrowed.

            (b) Capital Equipment Loan Conversion. So long as no Event of Default has occurred and is continuing, at any time up to and including the Termination Date, the Borrower may elect to convert the then outstanding principal balance of the Capital Equipment Loan to a term loan by notifying the Bank, specifying the amount to be converted, the Conversion Date, the interest rate, and the other matters required in a Request for Loan; provided, however, that any portion of the Capital Equipment Loan not converted shall thereupon be immediately due and payable, and upon conversion, the Capital Equipment Commitment shall automatically terminate.

      2.17  Capital Equipment Loan Borrowing Procedures.

            (a) Additional Information. In addition to the requirements for a Loan advance set forth in this Agreement, the Borrower shall provide the Bank copies of the invoices for the machinery and equipment to be purchased with the proceeds from the proposed Capital Equipment Loan, and such other information as the Bank may reasonably request.

            (b) Borrowing Warranties and Representations. A request by the Borrower for a Capital Equipment Loan (whether or not in writing) shall constitute a warranty and representation by the Borrower that as of the date of such request no Default or Event of Default has occurred and is continuing, and the warranties and representations set forth in Section 5 of this Agreement are true and correct, and with respect to such machinery and equipment the Borrower is purchasing that (i) Borrower has (or will have) good and marketable title to and ownership of such machinery and equipment, free and clear of any lien or security interest, except for the security interest of the Bank; (ii) such machinery and equipment was acquired not earlier than six (6) months prior to the Effective Date;
      (iii) such Capital Equipment Loan does not exceed eighty percent (80%) of the cost of such machinery and equipment (excluding taxes, freight and installation costs); and (iv) the machinery and equipment subject to such request is (A) in good condition and repair, (B) used by Borrower in the ordinary course of business, and (C) is acceptable to the Bank, which acceptance shall not be unreasonably withheld.

            (c) Bank's Discretion to Make Disbursements. The Bank is under no obligation to make Capital Equipment Loans to the Borrower under the Capital Equipment Note if:

                  (i) any of the conditions precedent set forth in this Agreement shall not have been satisfied or waived by the Bank; or

                  (ii) a request for a Capital Equipment Loan is made after the Termination Date.

      16. Section 6.1 of the Agreement is deleted in its entirety and the following substituted therefor:

            6.1   Financial and Other Information.

                  (a) Annual Financial Reports of Borrower. Furnish to Bank, as soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, balance sheet and statements of operations, stockholders equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and such other comments and financial details as are usually prepared by independent certified public accountants of recognized national standing, and shall contain unqualified opinion as to the fairness of the statements therein contained.

                  (b) Board of Directors' Package. Furnish to the Bank, at the time it is sent to Borrower's Board of Directors, the Board of Directors' package with all enclosures.

                  (c) Monthly Financial Statements. Furnish to the Bank not later than thirty (30) days after the end of each month, financial statements containing the balance sheet of the Borrower as of the end of such month, the related statements of operations, of stockholders' equity and of cash flows of the Borrower for such month and for the elapsed portion of the fiscal year up to the end of such month, and in each case setting forth comparative figures for the related periods in the prior fiscal year, subject to normal year-end audit adjustment. The statements shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

                  (d) Accounts Receivable and Accounts Payable Reports. Furnish to Bank not later than twenty (20) days after and as of the end of each month, agings of Borrower's Accounts Receivable and identifying thereon each of the Accounts Receivable that is not an Eligible Account and reports on Borrower's accounts payable, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (e)   Borrowing Base Report. Furnish to the Bank:

                        (i) Weekly by Friday of each week a Borrowing Base Report as of the end of the preceding week, executed by the chief executive or chief financial officer of the Borrower, confirming that the aggregate unpaid principal amount of all Line of Credit Loans plus all Letter of Credit Obligations does not exceed the lesser of the Line of Credit Commitment or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with
            Section 6.3 of this Agreement), together with an accounts receivable aging report and backlog report.

                        (ii) Within twenty (20) days after the end of each month, a Borrowing Base Report as of the end of such month, executed by the chief executive or chief financial officer of the Borrower, confirming that the aggregate unpaid principal amount of all Line of Credit Loans plus all Letter of Credit Obligations does not exceed the lesser of the Line of Credit Commitment or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with
            Section 6.3 of this Agreement).

                        (iii) Within 90 days after the end of each fiscal year
            of the Borrower, a Borrowing Base Report as of the end of such fiscal year, confirming that the aggregate unpaid principal amount of all Line of Credit Loans does not exceed the lesser of the Line of Credit Commitment plus all Letter of Credit Obligations or the Line of Credit Maximum as then in effect (or, if such is not the case, accompanied by a prepayment of the Line of Credit Loans in accordance with Section 6.3 of this Agreement).

                  (f) Job Summary Report. Furnish to Bank not later than thirty (30) days after and as of the end of each of Borrower's fiscal quarters, a schedule of Borrower's jobs identifying each such job together with a job summary report and such other information as the Bank may require, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (g) Percent Complete Schedule. Furnish to Bank not later than thirty (30) days after and as of the end of each month, a percentage of completion schedule together with such other information as the Bank may require, all in form and detail satisfactory to Bank. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower's and shall be in such form, content and detail as Bank may specify.

                  (h) Reconciliation of Percent Complete Schedule. Furnish to Bank not later the thirty (30) days after the end of each of Borrower's fiscal quarters, a reconciliation of Borrower's percent of completion schedule delivered to Bank pursuant to Section 6.1(g) above as of the end of such fiscal quarter, in such form and detail as the Bank may require.

                  (i) Annual Projections. On or before August 31 of each year, financial projections of the Borrower for the following fiscal year, in such form and detail as the Bank may require.

                  (j) Adverse Events. Promptly inform the Bank of the occurrence of any Event of Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon Borrower's business, properties, or financial condition or upon the Borrower's ability to comply with their respective obligations under the Documents.

                  (k) Compliance Certificate. Together with the delivery of the financial reports required by Section 6.1(a) and (c), a Compliance Certificate (with such supporting information as Bank shall require), executed by authorized officers of Borrower, certifying that, as of the date thereof, no Event of Default exists and calculating the financial covenants set forth in Section 7.11 hereof.

                  (l) Shareholder Reports. Promptly furnish to the Bank upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent by the Borrower or any of its subsidiaries (if any) as to their stockholders, and all regular and periodic reports filed by the Borrower or any of its subsidiaries with any securities exchange, the Securities and Exchange Commission, the Corporations and Securities Bureau of the Department of Commerce of the State of Michigan or any governmental authorities succeeding to any or all of the functions of said Commission or Bureau.

                  (m) Management Letters. Furnish to the Bank, promptly upon receipt thereof, copies of all management letters and other reports of substance submitted to the Borrower or any of its subsidiaries (if any) by independent certified public accountants in connection with any annual or interim audit of the books of the Borrower or any of its subsidiaries.

                  (n) Other Information. Furnish to the Bank such other information respecting the business, properties, operations or conditions of the Borrower as the Bank from time to time requests.

      17. Section 7.11 of the Agreement is deleted in its entirety and the following substituted therefor:

      7.11  Financial Covenants. Permit:

            (a) The Debt Service Coverage Ratio to be less than 3.50 to 1.00 as of the end of each month on a twelve (12) month rolling average.

            (b) Its Tangible Effective Net Worth, to be less than the following described amounts as of the following described dates:

                        (i)   From the Effective Date, until August 30, 2004:
            $15,000,000;

                        (ii)  From August 31, 2004, until August 30, 2005:
            $15,500,000;

                        (iii) From August 31, 2005, until August 30, 2006:
            $16,500,000;

                        (iv)  From August 31, 2006, and at all times thereafter:
            $17,000,000.

                              (c)   The Debt to Worth Ratio to be greater than
            1.25 to 1.0.

      18. Simultaneously with the execution of this Second Amendment, Borrower agrees to execute and deliver to the Bank the Line of Credit Note in the form of Exhibit A attached hereto and the Capital Equipment Note in the form of Exhibit B attached hereto.

      19. Simultaneously with the execution of this Second Amendment, the Bank hereby (i) releases the Guarantors from the Guaranty and any and all liability thereunder, whether now existing or accruing in the future, (ii) agrees to deliver each and every guaranty document, including each Guaranty, to the Guarantors for destruction, and (iii) permanently waives and agrees not ever to assert any right or remedy provided to the Bank under the Guaranty of Borrower's indebtedness being released, but such waiver shall not prohibit the Bank from requesting a new Guaranty.

      20. Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Second Amendment and any other documents and instruments required under this Second Amendment or the Agreement are within Borrower's corporate powers and authorities, have been duly authorized by all necessary or requisite corporate action, are not in contravention of law or the terms of Borrower's Articles of Incorporation, Bylaws, or other charter or other constitutional documents, and do not require the consent or approval of any governmental body, agency, or authority; and this Second Amendment and any other documents and instruments required under this Second Amendment or the Agreement will be valid and binding in accordance with their terms; (b) the representations and warranties of Borrower as set forth in Article 5 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; and (c) no Default or Event of Default has occurred and is continuing or exists under the Agreement as of the date hereof.

      21. Except as modified hereby, all of the terms and conditions of the Agreement, and any amendments thereto, shall remain in full force and effect, and Borrower's liabilities and obligations thereunder are hereby acknowledged, ratified and affirmed.

      22. All the terms used herein which are defined in the Agreement shall have the same meanings as used therein, unless the context clearly requires otherwise.

      23. Borrower is responsible for all costs incurred by Bank, including, without limit, reasonable attorney fees, with regard to the preparation and execution of this Second Amendment. Borrower agrees to pay the Bank a Loan Fee of Forty-Five Thousand Dollars ($45,000).

      24. This Second Amendment will be governed by and construed in accordance with the internal laws of the State of Michigan. The parties hereto select the state and federal courts of appropriate jurisdiction in the State of Michigan as the sole proper forums having jurisdiction over all disputes arising from or in connection with this Second Amendment or the Agreement. The parties hereto consent to be subject to personal jurisdiction of the courts located in the State of Michigan with respect to any such dispute.

      25. The execution of this Second Amendment shall not be deemed to be a waiver of any Default or Event of Default.

      26. Borrower hereby waives, discharges, and forever releases Bank, Bank's employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that Borrower has or may have had at any time up through and including the date of this Second Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to Borrower or whether any such claims, causes of action, allegations or assertions arose as a result of Bank's actions or omissions in connection with the Agreement, or any amendments, extensions or modifications thereto, or Bank's administration of debt evidenced by the Agreement or otherwise.

                        WITNESS the due execution hereof on the day and year first above written.

                              COMERICA BANK

                              By /s/ Thomas J. Stritzinger
                                 -------------------------

                                 Thomas J. Stritzinger

                              Its: Vice President

                              RIVIERA TOOL COMPANY

                              By /s/ Peter C. Canepa
                                 -------------------

                              Its: Chief Financial Officer

                                    EXHIBIT A

                               LINE OF CREDIT NOTE

$12,500,000                                               Grand Rapids, Michigan
                                                                   June 16, 2004

      FOR VALUE RECEIVED, on or before the Termination Date, RIVIERA TOOL COMPANY, a Michigan corporation ("Company"), promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America, the indebtedness or so much of the sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Line of Credit and Term Loan Agreement dated December 23, 2002, made by and between Company and Bank (as amended, herein called "Agreement"), together with interest thereon as hereinafter set forth.

      Capitalized terms used herein and not defined to the contrary have meanings given them in the Agreement.

      Interest on the unpaid balance of Loans from time to time outstanding, shall be payable to the extent then accrued, at the Applicable Interest Rate determined under, as and when provided in the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate or the Applicable Margin on the date of any change in the Prime Rate or Applicable Margin.

      From and after the occurrence of any Event of Default, the indebtedness outstanding hereunder shall bear interest as provided in Section 2.12 of the Agreement, which interest shall be payable on demand.

      This Note is a note under which advances, repayments and re-advances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, may be prepaid in accordance with, and may be matured under the terms of the Agreement, to which reference is hereby made. This Note is secured by the Collateral described in the Agreement, to which reference is made for, among other things, the conditions under which this Note may be accelerated.

      The undersigned and all accommodation parties, guarantors and indorsers
(i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

      COMPANY AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED, AND, AFTER CONSULTING WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED HERETO.

      All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

      This Note amends and restates, but does not extinguish the indebtedness evidenced by, the Line of Credit Note dated November 24, 2003, in the original principal amount of $10,000,000.

                                       RIVIERA TOOL COMPANY

                                       By: /s/ Peter C. Canepa
                                           -------------------------------------
                                       Its: Chief Financial Officer

                                    EXHIBIT B
                             CAPITAL EQUIPMENT NOTE

$500,000.00                                                        June 16, 2004

    FOR VALUE RECEIVED, the undersigned promises to pay to the order of COMERICA BANK (the "Bank") at Grand Rapids, Michigan, on the Termination Date provided for in the Loan Agreement (as defined below) the principal sum or so much of the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as may from time to time have been advanced and be outstanding under that certain Line of Credit and Term Loan Agreement dated December 23, 2002, between the undersigned and the Bank (as amended, the "Loan Agreement"), plus all accrued but unpaid interest thereon.

    The unpaid principal of this Note shall bear interest at a rate per annum equal to the Prime Rate plus one-quarter percent (1/4%) until the Maturity Date, and thereafter at the Default Rate. Interest shall be payable on the first day of each month, commencing July 1, 2004. Notwithstanding anything else to the contrary in the Agreement, the Eurodollar-based Rate is not available for the Capital Equipment Loan.

    At the undersigned's election, as provided in Section 2.16 of the Loan Agreement, this Loan shall convert to a term loan, in which case the outstanding principal shall be payable as provided in Section 2.5(d) of the Loan Agreement.

    This Note is a Capital Equipment Note referred to in the Loan Agreement under which advances are to be made by the Bank from time to time pursuant to the terms and conditions of the Loan Agreement. The books and records of the Bank shall constitute the best evidence of the amount of indebtedness at any time owing hereunder.

    This Note is secured by the Collateral described in the Loan Agreement, to which reference is made for, among other things, the conditions under which this Note may or must be paid in whole or in part prior to its due date or its due date accelerated. The Bank is hereby granted a security interest in all property of the undersigned at any time in the possession of the Bank or any Affiliate (as defined in the Loan Agreement) of the Bank (or as to which the Bank or any Affiliate of the Bank at any time controls possession by documents or otherwise) and in all balances of deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the undersigned from time to time with the Bank or any Affiliate of the Bank.

    If an Event of Default (as defined in the Loan Agreement) occurs and is not cured within the time, if any, provided for by the Loan Agreement, the Bank may exercise any one or more of the rights and remedies granted by the Loan Agreement or any document contemplated thereby or given to a secured party under applicable law, including without limit the right to accelerate this Note and any other Indebtedness (as defined in the Loan Agreement), and may set off against the principal of and interest on this Note or against any other Indebtedness (i) any amount owing by the Bank to the undersigned, (ii) any property of the undersigned at any time in the possession of the Bank or any Affiliate of the Bank and (iii) any amount in any deposit or other account (including without limit an account evidenced by a certificate of deposit) of the undersigned with the Bank or any Affiliate of the Bank.

    The undersigned and all accommodation parties, guarantors and indorsers (i) waive presentment, demand, protest and notice of dishonor, (ii) agree that no extension or indulgence to the undersigned or release or non-enforcement of any security, whether with or without notice, shall affect the obligations of any accommodation party, guarantor or indorser, and (iii) agree to reimburse the holder of this Note for any and all costs and expenses incurred in collecting or attempting to collect any and all principal and interest under this Note (including, but not limited to, court costs and reasonable attorney fees, whether in-house or outside counsel is used and whether such costs and expenses are incurred in formal or informal collection actions, federal bankruptcy proceedings, appellate proceedings, probate proceedings, or otherwise). This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

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

    IN WITNESS WHEREOF, the undersigned has executed this Note as of the 16th day of June, 2004.

                                     RIVIERA TOOL COMPANY

                                     By: /s/ Peter C. Canepa
                                         ---------------------------------------
                                     Its: Chief Financial Officer

                                       26